Exhibit 10.1

F&M BANK CORP.

CHANGE IN CONTROL SEVERANCE PLAN

(As Restated Effective December 31, 2008)

TABLE OF CONTENTS

Page
ARTICLE I
Definition of Terms

1.1	Act
1.2	Administrator
1.3	Affiliate
1.4	Board
1.5	Change in Control
1.6	Code
1.7	Coverage Period
1.8	Covered Employee
1.9	Covered Termination
1.10	Effective Date
1.11	Employee
1.12	Employer
1.13	Participant
1.14	Plan
1.15	Plan Sponsor
1.16	Plan Year

ARTICLE II
Eligibility and Benefits

2.1	Eligibility
2.2	Benefits
2.3	Determinations as to Eligibility for and Amount of Benefits

ARTICLE III
Payment of Benefits

3.1	Time and Form of Payment
3.2	Deductions for Withholding Taxes
3.3	Payment from General Assets
3.4	Claims Procedure

ARTICLE IV
Fiduciaries

4.1	Fiduciaries and Duties and Responsibilities
4.2	Limitation of Duties and Responsibilities of Fiduciaries
4.3	Allocation or Delegation of Duties and Responsibilities by Fiduciaries
4.4	Assistance and Consultation
4.5	Compensation and Expenses
4.6	Indemnification

i

ARTICLE V
Plan Administration

5.1	Appointment of Plan Administrator
5.2	Plan Sponsor as Plan Administrator
5.3	Procedure if a Committee
5.4	Action by Majority Vote if a Committee
5.5	Appointment of Successors
5.6	Duties and Responsibilities of Plan Administrator
5.7	Power and Authority; Costs and Expenses
5.8	Plan Interpretations
5.9	Availability of Records
5.10	No Action by Plan Administrator with Respect to Own Benefit

ARTICLE VI
Amendment and Termination of Plan

6.1	Amendment or Termination of the Plan by the Plan Sponsor
6.2	Adoption by Additional Employers
6.3	Termination Events with Respect to Employers Other Than the Plan Sponsor
6.4	Effect of Employer Merger, Consolidation or Liquidation

ARTICLE VII
Miscellaneous

7.1	Nonassignability
7.2	Right to Require Information and Reliance Thereon
7.3	Notices and Elections
7.4	Delegation of Authority
7.5	Service of Process
7.6	Governing Law
7.7	Binding Effect
7.8	Severability
7.9	No Effect on Employment Agreement
7.10	Gender and Number
7.11	Titles and Captions
7.12	Construction

ii

This CHANGE IN CONTROL SEVERANCE PLAN (hereinafter the “Plan”) is amended and restated effective as of December 31, 2008 by F&M BANK CORP., a Virginia corporation (hereinafter sometimes called the “Plan Sponsor”), for itself, for Farmers & Merchants Bank, a bank organized under the laws of the Commonwealth of Virginia, and for any other corporations which may now or hereafter adopt this Plan (hereinafter collectively called the “Employer” or individually called an “Employer”).

WITNESSETH:

WHEREAS, the Employer deems it appropriate to amend and restate the Plan, which was originally effective July 1, 1996, in order to assure exemption from or compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and to continue to provide termination and severance benefits pursuant to terms of the Plan, as amended and restated herein, unless otherwise specifically stated herein.

WHEREAS, the Plan continues to supersedes any informal practices that may have been used to determine termination and severance benefits in the past.

NOW, THEREFORE, in consideration of the premises herein contained, the Employer agrees as follows:

ARTICLE I
Definition of Terms

The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

1.1           “Act”:  The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding sections of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.

1.2           “Administrator”:  The Plan Administrator provided for in ARTICLE V hereof.

1.3           “Affiliate”:  The Employer and each of the following business entities or other organizations (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) together with the Employer as a single employer pursuant to the following sections of the Code (as modified where applicable by Section 415(h) of the Code):

(i)	Any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer, and

(ii)	Any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer.

1.4           “Board”:  The present and any succeeding Board of Directors of the Plan Sponsor, unless such term is used with respect to a particular Affiliate and its Employees, in which event it shall mean the present and any succeeding Board of Directors of that Affiliate.

1.5           “Change in Control”:  The occurrence, after the Effective Date of this Restatement of the Plan, of any of the following:

(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of the Plan Sponsor (the “Outstanding  Common Stock”) or the combined voting power of the then outstanding voting securities of the Plan Sponsor entitled to vote generally in the election of directors (the “Outstanding Voting Securities”).  Notwithstanding the foregoing, the following acquisitions shall not constitute a Change in Control:

(A)	any acquisition directly from the Plan Sponsor,

(B)	any acquisition by the Plan Sponsor,

(C)	any acquisition by, or benefit distribution from, any employee benefit plan (or related trust) sponsored or maintained by the Plan Sponsor or any corporation controlled by the Plan Sponsor,

(D)	any acquisition pursuant to any compensatory stock option or stock purchase plan for employees, or

(E)
any acquisition pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in subclauses (A), (B), and (C) of clause (iii) of this paragraph are satisfied; or

(ii)
Individuals who, as of the Effective Date of this Restatement of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (with his predecessor thereafter ceasing to be a member); or

(iii)	Approval by the shareholders of the Plan Sponsor of the reorganization, merger, or consolidation of the Plan Sponsor unless, following such reorganization, merger, or consolidation:

(A)
more than 60% of the then outstanding shares of common stock and the then outstanding voting securities of the resulting corporation is then beneficially owned by all or substantially all of the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Securities immediately prior to such reorganization, merger, or consolidation,

(B)
no Person (excluding (I) the Plan Sponsor, (II) any employee benefit plan (or related trust) of the Plan Sponsor or such corporation resulting from such reorganization, merger, or consolidation, and (III) any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns 20% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the resulting corporation, and

(C)
at least a majority of the members of the board of directors of the resulting corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, or consolidation; or

(iv)
Approval by the shareholders of the Plan Sponsor of (A) a complete liquidation or dissolution of the Plan Sponsor, or (B) the sale or other disposition of all or substantially all of the assets of the Plan Sponsor other than to a corporation with respect to which, following such sale or other disposition, (I) more than 60% of the outstanding shares of common stock and the then outstanding voting securities of such corporation is beneficially owned by all or substantially all of the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or disposition; (II) no Person (excluding (x) the Plan Sponsor, (y) any employee benefit plan (or related trust) of the Plan Sponsor or such corporation, and (z) any Person beneficially owning, immediately prior to such sale or other disposition, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns 20% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of such corporation, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such sale or other disposition of the assets of the corporation.

1.6           “Code”:  The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

1.7           “Coverage Period”:  The period of time beginning with the date of the Change in Control and ending on the earliest to occur of (i) the Employee’s death or (ii) the third anniversary of the date of the Change in Control.

1.8           “Covered Employee”:  Any Employee of the Employer who is an Employee and is selected for participation in the Plan by the Board and is a Participant at the time of his termination of employment, but excluding any such Employee with a written employment contract or separate change in control agreement.  The Board may terminate the designation of an Employee as a Covered Employee at any time for any reason prior to the occurrence of a Change in Control.

1.9           “Covered Termination”:

1.9(a)           A termination of the Employee’s employment with the Employer during the Coverage Period (i) by the Employer for any reason other than Cause or the Employee’s Disability, Mandatory Retirement, or death, or (ii) by the Employee for Good Reason.

1.9(b)           For purposes hereof:

(i)	“Cause” means the occurrence of any of the following with respect to an Employee:

(A)
the failure by the Employee to substantially perform his duties with the Employer (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Employee by the Board or its delegate which specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties,

(B)	the conviction of the Employee of a felony or a crime of moral turpitude (or plea of nolo contendere thereto),

(C)	the engaging by the Employee in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise, or

(D)	engaging in Competition by the Employee.

(ii)
“Competition” means engaging by the Employee, without the written consent of the Board or a person authorized thereby, in an activity as an officer, a director, an employee, a partner, a more than one percent shareholder or other owner, an agent, a consultant, or any other individual or representative capacity (unless the Employee’s duties, responsibilities and activities, including supervisory activities, for or on behalf of such activity, are not related in any way to such “competitive activity”) if it involves:

(A)
engaging in, or entering into services or providing advice pertaining to, any banking, lending or other financial activity that the Employer actively engages in or develops in the Employer’s service area as defined in its strategic plan and in such additional service areas as such activity is then conducted from time to time, or

(B)	soliciting or contacting, either directly or indirectly, any of the customers or clients of the Employer for the purpose of competing with the products or services provided by the Employer, or

(C)	employing or soliciting for employment any employees of the Employer.

(iii)	“Good Reason” means the occurrence of any of the following:

(A)
The assignment to the Employee of any duties inconsistent with the position (including status, offices, titles, and reporting requirements) or authority with the Employer that the Employee held immediately prior to the Change in Control, or a significant adverse alteration in the nature or status of the Employee’s responsibilities or the conditions of the Employee’s employment from those in effect immediately prior to the Change in Control.

(B)	A reduction by the Employer in the Employee’s annual base salary as in effect immediately prior to the Change in Control or as the same may thereafter be increased from time to time.

(C)
The Employer’s requiring the Employee to be based anywhere other than a location more than 50 miles from the Employee’s principal location of employment with the Employer immediately prior to the Change in Control except for required travel on the Employer’s business to an extent substantially consistent with the Employee’s business travel obligations immediately prior to the Change in Control.

(D)
Except in the event of reasonable administrative delay, the failure by the Employer to pay to the Employee any portion of the Employee’s current compensation or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Employer within seven (7) days of the date such compensation is due.

(E)
The failure by the Employer to continue in effect any compensation plan in which the Employee participates immediately prior to the Change in Control that is material to the Employee’s total compensation or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employer to continue the Employee’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee’s participation relative to other participants, as it existed immediately prior to the Change in Control.

(F)
The failure by the Employer to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Employer’s life insurance, medical, health and accident, disability plans, or other welfare and defined benefit plans (qualified and/or non-qualified) in which the Employee was participating immediately prior to the Change in Control, the taking of any action by the Employer which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee immediately prior to the Change in Control, or the failure by the Employer to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Employer in accordance with the Employer’s normal vacation policy in effect immediately prior to the Change in Control.

(G)	The failure of the Plan Sponsor to obtain a satisfactory agreement from any successor to assume and agree to perform its or any Employer’s obligations under the Plan.

(iv)
“Disability” means the absence of the Employee from the Employee’s duties with the Employer on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician or physicians selected by the Administrator.

(v)	“Mandatory Retirement” means any lawful retirement of the Employee for a reason other than Disability which is required by the Employer.

1.10           “Effective Date”:  The Effective Date of the Plan was July 1, 1996.  The Effective Date of this Restatement of the Plan is December 31, 2008.

1.11           “Employee”:  An individual who is employed in the service of the Employer as a common law employee.

1.10           “Employer”:  For purposes of determining Employees who may be designated as Participants, F&M Bank Corp. (or its successor), Farmers & Merchants Bank (or its successor) and any other entity which adopts this Plan.  For all purposes other than determining Employees who may be designated as Participants, the Plan Sponsor and its Affiliates.

1.13           “Participant”:  A Covered Employee who is considered a Participant, as provided in ARTICLE II hereof.

1.14           “Plan”:  This document, as contained herein or duly amended, which shall be known as the “F&M Bank Corp. Change in Control Severance Plan”.

1.15           “Plan Sponsor”:  F&M Bank Corp., a Virginia corporation (or any successor thereto).

1.16           “Plan Year”:  The twelve consecutive month period ending on December 31 of each year, with the first Plan Year being a short year from the Effective Date of the Plan through December 31, 1996.

ARTICLE II
Eligibility and Benefits

2.1           Eligibility.  Each Employee shall become a Participant upon becoming a Covered Employee and shall remain a Participant for so long as he remains a Covered Employee or is entitled to benefits under the Plan.

2.2           Benefits.

2.2(a)           In the event that a Participant’s employment ceases by reason of a Covered Termination within three years after a Change in Control, the Participant shall be entitled to the following benefits in addition to any other benefits or rights he may have with respect to his employment with the Employer

(i)	Severance Pay Benefit - A Severance Pay Benefit shall be paid to the Participant during the Severance Pay Period, subject to the conditions set forth below. For purposes hereof:

(A)
A Participant’s “Severance Pay Benefit” is equal to the greater of the base pay he was receiving at the date of his Covered Termination or the base pay he was receiving at the date of the Change in Control.

(B)	A Participant’s “Severance Pay Period” is the remainder of the Coverage Period after the date of his Covered Termination during which he is alive.

(ii)
Health Care Coverage Benefit - During the Severance Pay Period, the Participant and his qualified dependents, as determined from time to time during the Severance Pay Period, shall be provided coverage under any medical benefit plan(s) (or successor plan(s) thereto), excluding for this purpose any flexible spending accounts under Section 125 of the Code funded in whole or in part by employee contributions, covering him and/or them at the date of his Covered Termination.  The Employer and the Participant shall share the costs of the continuation of such coverage during the Severance Pay Period in the same proportion as such costs were shared immediately prior to the date of his Covered Termination.  The coverage provided pursuant hereto shall be available only for so long as the Participant timely pays his share of the cost of coverage under such plan(s) and shall not be considered to increase, but shall run concurrently with and be considered part of, any COBRA continuation coverage available to him pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, under such plan(s).

(iii)
Car Purchase Benefit - If an automobile is assigned to the Participant at the date of his Covered Termination, he shall have the right to purchase such automobile, free and clear of any liens and encumbrances, at its fair market value (as determined by the leasing company if the automobile if the automobile is leased or as determined by the loan value if the automobile is not leased).  If the Participant wishes to exercise this right, he shall (A) give the Employer notice to such effect within ten (10) days following the date of his Covered Termination, (B) tender the purchase price in cash within ten (10) days after he is given notice of the fair market value of the automobile, and (C) be solely responsible for maintaining and insuring the automobile effective from the date of purchase of the automobile.

(iv)
Qualified and Nonqualified Retirement Plan Vesting Benefit - A lump sum amount shall be paid to the Participant equal to the actuarial equivalent (for defined benefit or nonaccount balance plans) and the account balance (for defined contribution or account balance plans) of the nonvested accrued benefit under the Employer’s qualified and nonqualified retirement or deferred compensation plan(s), utilizing, where applicable for defined benefit and nonaccount balance plans, actuarial assumptions no less favorable to the Participant than those in effect under each such plan immediately prior to the Change in Control), with such benefits and vesting therein determined as of the date of the Participant’s Covered Termination.

2.2(b)           Notwithstanding anything contained in the Plan or any other agreement or plan to the contrary, the payments and benefits provided to, or for the benefit of, a Participant under the Plan and under all other plans and agreements which became payable or are taken into account as a result of a change in control (the “Payments”) shall be reduced (but not below zero) to the extent necessary so that no payment to be made, or benefit to be provided, to the Participant or for his benefit under the Plan or any other plan or agreement shall be subject to the imposition of an excise tax under Section 4999 of the Code (such reduced amount is hereinafter referred to as the “Limited Payment Amount”).  Unless the Participant gives prior written notice specifying a different order to the Administrator with which the Employer agrees, tThe Administrator shall reduce or eliminate the Payments to the Participant by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time.  Notwithstanding the foregoing, if all of the Participant’s Payments are exempt from Section 409A and if the Employer agrees, the Participant may specify a different order of reduction by giving prior written notice thereof to the Administrator.  Any notice given by the Participant pursuant to the preceding sentence shall, if agreed to by the Employer, take precedence over the provisions of any other plan, arrangement or agreement governing Participant’s rights and entitlements to any benefits or compensation.

2.3           Determinations as to Eligibility for and Amount of Benefits.  The Administrator shall have sole discretion to make all determinations regarding eligibility and benefits under the Plan.  Any such determination shall be conclusive and binding on the Employer and the Employee unless such determination is arbitrary and capricious.

ARTICLE III
Payment of Benefits

3.1           Time and Form of Payment.

3.1(a)           The Severance Pay Benefit shall be paid at the same time and in the same manner as the Employer’s regular payroll payments are made, but in any event at least monthly, during the Severance Pay Period.

3.1(b)           The Employer’s Health Care Coverage Benefit shall be paid, at least monthly, directly to the insurer under the Employer’s health plan(s).

3.1(c)           The Car Purchase Benefit shall be provided by delivery of possession of and title to the automobile after the Participant has fulfilled the conditions entitling him to purchase the automobile.

3.1(d)           The Qualified and Nonqualified Retirement Plan Vesting Benefit shall be paid in a lump sum payment by the end of the calendar month following the calendar month of the date of the Participant’s Covered Termination.

3.1(e)           In the event that the Participant entitled to benefits dies before benefits are paid hereunder, the Employer shall pay or provide the benefit to the estate of such Participant.

3.1(f)           Notwithstanding any other provision of this Plan:

(i)
if the Plan or any payment or benefit (or portion thereof) provided under the Plan is nonqualified deferred compensation subject to (i.e., not excluded from) Section 409A of the Code (a “409A Payment”) and is therefore not exempt from Section 409A of the Code, the Employer shall only make such payment or provide such benefit once the Participant has separated from service (as defined for purposes of Section 409A of the Code) or died and shall delay the payment of any monies and/or provision of any benefits in such manner as may be determined by it to be necessary or appropriate to comply, or to evidence or further evidence required compliance, with Section 409A of the Code, including any transition or grandfather rules thereunder; and

(ii)
where a severance from service is the basis for payment of any amount or provision of any benefit under the Plan which is a 409A Payment to a key employee of a publicly traded corporation as described in Section 409A(a)(2)(B)(i) of the Code, the payment or provision of such

409A Payment shall be deferred until (6) months after the key employee separates from service (the “409A Deferral Period”); and in the event such payments or benefits are otherwise due to be made or provided during the 409A Deferral Period, the payments which would otherwise have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends and the balance of the payments shall be made as otherwise scheduled, and any such benefit may be provided during the 409A Deferral Period at the Participant’s expense, with the Participant having a right to reimbursement from the Company once the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled.

3.2           Deductions for Withholding Taxes.  The Employer may deduct from payments under the Plan any federal, state or local withholding or other taxes or charges that it is required to deduct under applicable law.

3.3           Payment from General Assets.  All payments of benefits hereunder shall be made from the general assets of the Employer.  The Employer shall not be required to establish any separate fund or segregate any assets to assure the payment of benefits hereunder.  To the extent that any Participant acquires a right to receive payments from the Employer under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Employer.  Except to the extent prohibited by any applicable banking or other laws, the Employers shall be jointly and severally liable to provide the benefits due under the Plan; provided, however, that as between Employers, unless the Plan Sponsor otherwise provides, the Employer last employing a Participant as a Covered Employee shall be responsible for providing such benefits with respect to such Participant before other Employers are so obligated.

3.4           Claims Procedure.

3.4(a)           A Participant or beneficiary (the “claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided or approved by the Administrator for such purpose.  The Administrator (or a claims fiduciary appointed by the Administrator) shall give such claim due consideration and shall either approve or deny it in whole or in part.  The following procedure shall apply:

(i)	The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

(ii)
If the claim is not a Disability Benefit Claim, within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address.  The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant’s claim.

(iii)	If the claim is a Disability Benefit Claim, within forty-five (45) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address.  The aforesaid forty-five (45) day response period may be extended to seventy-five (75) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to seventy-five (75) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within forty-five (45) days after receipt of the claimant’s claim.  Thereafter, the aforesaid seventy-five (75) day response period may be extended to one hundred five (105) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to one hundred five (105) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within seventy-five (75) days after receipt of the claimant’s claim.  In the event of any such extension, the notice of extension shall specifically explain, to the extent applicable, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide any specified information which is to be provided by the claimant.

(iv)	Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

(A)	set forth a specific reason or reasons for the denial,

(B)	make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based,

(C)	describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary,

(D)
explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in subparagraph 3.4(b)), and provide a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following an adverse determination on review of the claim denial,

(E)
in the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing, and

(F)
in the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing.

3.4(b)           A Participant or beneficiary whose claim filed pursuant to subparagraph 3.4(a) has been denied, in whole or in part, may, within sixty (60) days (or one hundred eighty (180) days in the case of a Disability Benefit Claim) following receipt of notice of such denial, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator.  For purposes of such review, the following procedure shall apply:

(i)	The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

(ii)	The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.

(iii)
The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Administrator written comments, documents, records, and other information relating to such claim.

(iv)	The Administrator (or a claims fiduciary appointed by the Administrator) shall make a full and fair review of any denial of a claim for benefits, which shall include:

(A)
taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and

(B)	in the case of a Disability Benefit Claim:

(I)
providing for a review that does not afford deference to the initial claim denial and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the claim denial that is the subject of the review, nor the subordinate of such individual,

(II)
in making its decision on a review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consulting with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment,

(III)
providing to the claimant or his authorized representative, either upon request in writing and free of charge or automatically, the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial that is the subject of the review, without regard to whether the advice was relied upon in making the benefit determination, and

(IV)
ensuring that the health care professional engaged for purposes of a consultation under clause (iv)(B)(II) of this subparagraph shall be an individual who is neither an individual who was consulted in connection with the claim denial that is the subject of the review, nor the subordinate of any such individual.

(v)
If the claim is not a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant’s request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within sixty (60) days after the receipt of the claimant’s request for a review.

(vi)
If the claim is a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than forty-five (45) days after receipt by the Administrator of the claimant’s request for review, or ninety (90) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to ninety (90) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within forty-five (45) days after the receipt of the claimant’s request for a review.

(vii)
The decision on review shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in subparagraph 3.4(a) for notices of approval or denial of claims, shall be written in a manner calculated to be understood by the claimant and shall in the case of an adverse determination:

(A)	include the specific reason or reasons for the adverse determination,

(B)	make reference to the specific provisions of the Plan on which the adverse determination is based,

(C)
include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits,

(D)	include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following the adverse determination on review,

(E)
in the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing,

(F)
in the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing, and

(G)
in the case of a Disability Benefit Claim, provide the following statement (if applicable and appropriate):  “You and your plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

The Administrator’s decision made in good faith shall be final.

3.4(c)           The period of time within which a benefit determination initially or on review is required to be made shall begin at the time the claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing.  In the event that a period of time is extended as permitted pursuant to this paragraph due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information.

3.4(d)           For purposes of the Plan’s claims procedure:

(i)
A “Disability Benefit Claim” is a claim for a Plan benefit whose availability is conditioned on a determination of disability and where the Plan’s claim’s adjudicator must make a determination of disability in order to decide the claim.  A claim is not a Disability Benefit Claim where the determination of disability is made by a party (other than the Plan’s claim’s adjudicator or other fiduciary) outside the Plan for purposes other than making a benefit determination under the Plan (such as a determination of disability by the Social Security Administration or under the Employer’s long term disability plan).

(ii)
A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, (C) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination, or (D) in the case of a Disability Benefit Claim, constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

3.4(e)           The Administrator may establish reasonable procedures for determining whether a person has been authorized to act on behalf of a claimant.

ARTICLE IV
Fiduciaries

4.1           Fiduciaries and Duties and Responsibilities.  Authority to control and manage the operation and administration of the Plan shall be vested in the Plan Administrator named and serving as provided in ARTICLE V hereof, who, together with its membership, if any, shall be the named fiduciary (the “Fiduciary”) under the Plan with those powers, duties, and responsibilities specifically allocated to it by the Plan or the Act.

4.2           Limitation of Duties and Responsibilities of Fiduciaries.  The duties and responsibilities, and any liability therefor, of the Fiduciaries provided for in paragraph 4.1 shall be severally limited to the duties and responsibilities specifically allocated to each such Fiduciary in accordance with the terms of the Plan, and there shall be no joint duty, responsibility, or liability among any such groups of Fiduciaries in the control and management of the operation and administration of the Plan.

4.3           Allocation or Delegation of Duties and Responsibilities by Fiduciaries.  By written agreement filed with the Administrator and the Plan Sponsor, any duties and responsibilities of any Fiduciary may be allocated among Fiduciaries or may be delegated to persons other than Fiduciaries.  Any written agreement shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination, and shall be executed by the parties thereto.

4.4           Assistance and Consultation.  A Fiduciary, and any delegate named pursuant to paragraph 4.3, may engage agents to assist in its duties and may consult with counsel, who may be counsel for the Employer, with respect to any matter affecting the Plan or its obligations and responsibilities hereunder, or with respect to any action or proceeding affecting the Plan.

4.5           Compensation and Expenses.  All compensation and expenses of the Fiduciaries and their agents and counsel shall be paid or reimbursed by the Employer on such basis as the Plan Sponsor shall determine; provided, however, that each person or committeeman serving as a Fiduciary shall serve without compensation for such service unless otherwise determined by the Plan Sponsor.

4.6           Indemnification.  The Employer, on such basis as the Plan Sponsor shall determine, shall indemnify and hold harmless any individual who is an Employee or a member of the Board of the Employer and who is a Fiduciary or a member of a Fiduciary under the Plan and any other individual who is an Employee or a member of the Board of the Employer and to whom duties of a Fiduciary are delegated pursuant to paragraph 4.3, to the extent permitted by law, from and against any liability, loss, cost or expense arising from their good faith action or inaction in connection with their responsibilities under the Plan.

ARTICLE V
Plan Administration

5.1           Appointment of Plan Administrator.  The Plan Sponsor may appoint one or more persons to serve as the Plan Administrator (the “Administrator”) for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan and the Act.  In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator of the Plan.  The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Plan Sponsor, and may, by thirty (30) days prior written notice to the Plan Sponsor, terminate such appointment.

5.2           Plan Sponsor as Plan Administrator.  In the event that no Administrator is appointed or in office pursuant to paragraph 5.1, the Plan Sponsor shall be the Administrator.

5.3           Procedure if a Committee.  If the Administrator is a committee, it shall appoint from its members a Chairman and a Secretary.  The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Plan Sponsor.  Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary, and the Plan Sponsor may assume that such committee, its Chairman or Secretary are the persons who were last designated as such to them in writing by the Plan Sponsor or its Chairman or Secretary.

5.4           Action by Majority Vote if a Committee.  If the Administrator is a committee, its action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon.  They may meet informally or take any action without the necessity of meeting as a group.

5.5           Appointment of Successors.  Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Plan Sponsor may, but need not, appoint a successor.

5.6           Duties and Responsibilities of Plan Administrator.  The Administrator shall have the following duties and responsibilities under the Plan:

5.6(a)           The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Plan and the Act, the distribution thereof to Participants and the filing thereof with the appropriate governmental officials and agencies.

5.6(b)           The Administrator shall maintain and retain necessary records respecting its administration of the Plan and matters upon which disclosure is required under the Plan and the Act.

5.6(c)           The Administrator shall make any elections for the Plan required to be made by it under the Plan and the Act.

5.6(d)           The Administrator shall provide to Participants such notices and information as required by the Plan and the Act.

5.7           Powers and Authority; Costs and Expenses.

5.7(a)           The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with its administration of the Plan, including the power to interpret the provisions of the Plan.  For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.  The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant’s rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.  The Administrator, if a committee, may authorize one or more of its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out the Plan.  The costs of such services and expenses and of any and all other necessary expenses incurred by the Administrator shall be paid or reimbursed as the Plan Sponsor shall determine.

5.7(b)               The Administrator shall exercise its power and authority in its discretion.  It is intended that a court review of the Administrator’s exercise of its power and authority with respect to matters relating to claims for benefits by, and to eligibility for participation in and benefits of, Participants and beneficiaries shall be made only on an arbitrary and capricious standard.

5.8           Plan Interpretations.  The Administrator may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan and such action shall be conclusive.

5.9           Availability of Records.  The Employer and the Administrator shall, at the request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

5.10           No Action by Plan Administrator with Respect to Own Benefit.  No Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual.  Such action shall be taken by the remaining Administrator, if any, or otherwise by the Plan Sponsor.

ARTICLE VI
Amendment and Termination of Plan

6.1           Amendment or Termination of the Plan by the Plan Sponsor.  The Plan may be amended in whole or in part from time to time by the Plan Sponsor effective as of any date specified.  The Plan may be terminated at any time by the Plan Sponsor.  Notwithstanding the foregoing, no amendment or termination may adversely affect the rights of a Covered Employee after the occurrence of a Change in Control, and no amendment or termination shall become effective before the earlier of the date on which the amendment or termination is approved by the Plan Sponsor or the date on which an instrument of amendment or termination is signed on behalf of the Plan Sponsor.

6.2           Adoption by Additional Employers.  Any Affiliate may adopt the Plan with the consent of the Board and its Board.

6.3           Termination Events with Respect to Employers Other Than the Plan Sponsor.  The Plan shall terminate with respect to any Employer other than the Plan Sponsor, and such Employer shall automatically cease to be a participating Employer in the Plan, upon the happening of any of the following events:

(i)
Action by the Employer’s Board terminating its participation in the Plan and specifying the date of such termination.  Notice of such termination shall be delivered to the Administrator and the Plan Sponsor.

(ii)	The Employer’s ceasing to be an Affiliate.

(iii)
Action by the Board terminating an Employer’s participation in the Plan and specifying the date of such termination.  Notice of such termination shall be delivered to the Administrator and the former participating Employer.

Notwithstanding the foregoing, no termination with respect to an Employer may adversely affect the rights of a Covered Employee after the occurrence of a Change in Control, and no termination shall become effective before the earlier of the date on which the termination is approved by the applicable Board or the date on which an Employer ceases to be an Affiliate, as then case may be.

6.4           Effect of Employer Merger, Consolidation or Liquidation.  Notwithstanding the foregoing provisions of this ARTICLE VI, the merger or liquidation of any Employer into any other Employer or the consolidation of two (2) or more of the Employers shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Employers, provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing Employer.

ARTICLE VII
Miscellaneous

7.1           Nonassignability.  The interests of each Participant under the Plan are not subject to claims of the Participant’s creditors; and neither the Participant, nor his beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be nonassignable and nontransferable.

7.2           Right to Require Information and Reliance Thereon.  The Plan Sponsor, each Employer and the Administrator shall have the right to require any Participant or his estate to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder.  Any payment to or on behalf of a Participant in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant.

7.3           Notices and Elections.

7.3(a)           Except as provided in subparagraph 7.3(b), all notices required to be given in writing and all elections required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant, unless executed by the Participant or the executor or administrator of his estate giving such notice or making such election.

7.3(b)           Subject to limitations under applicable provisions of the Code or the Act, the Administrator is authorized in its discretion to accept other means for receipt of effective notices, elections and the like and/or other forms or communications by Participants, including but not limited to electronic transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

7.4           Delegation of Authority.  Whenever the Plan Sponsor or any other Employer is permitted or required to perform any act, such act may be performed by its Chief Executive Officer (or its President if it has no Chief Executive Officer) or other person duly authorized by its Chief Executive Officer (or its President if it has no Chief Executive Officer) or its Board.

7.5           Service of Process.  The Administrator shall be the agent for service of process on the Plan.

7.6           Governing Law.  The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law which preempts the same.

7.7           Binding Effect.  The Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

7.8           Severability.  If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

7.9           No Effect on Employment Agreement.  The Plan shall neither be considered nor construed as an employment agreement between the Employer and the Participant nor shall it be considered or construed to modify, amend or supersede any employment or other agreement between the Employer and the Participant heretofore or hereafter entered into unless so specifically provided.  This agreement to provide severance benefits shall not be construed as providing continued employment (including additional years of service) or any right to any other benefits provided by the Employer during periods of employment or unemployment unless specifically stated in the plan under which such other benefits are provided.

7.10           Gender and Number.  In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

7.11           Titles and Captions.  Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

7.12           Construction.  This Plan is created for the benefit of Covered Employees and shall be interpreted and administered in a manner consistent with its being an unfunded welfare benefit plan covered by the Act.   In addition, the Plan is intended to be administered, interpreted and construed, to the maximum extent available, to be exempt from Section 409A of the Code and, to the extent not exempt, to comply with Section 409A of the Code.  Notwithstanding any other provision of the Plan, if or to the extend any payment or benefit under the Plan is not exempt from Section 409A of the Code, the Plan Sponsor is authorized to amend the Plan and to amend or declare void any election made by the Participant under the Plan in such manner as may be determined by it to be necessary or appropriate to comply, or to evidence or further evidence required compliance, with Section 409A of the Code.

IN WITNESS WHEREOF, the Plan Sponsor has caused this Restatement of the Plan to be signed by its duly authorized officer.

F&M BANK CORP., Plan Sponsor

By:	/s/ Dean W. Withers
Its President and Chief Executive Officer

Attest:

/s/ Larry A. Caplinger
Secretary